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                                                                  EXHIBIT (A)(2)

                                   AVAYA INC.

                             LETTER OF TRANSMITTAL

TO TENDER ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO EXCHANGE DATED JUNE 26, 2001

The right to tender options pursuant to the offer will commence on June 26, 2001
                                      and
will expire at 11:59 p.m., New York time, on July 24, 2001, unless the offer is extended.
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
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               NAME                      U.S. SOCIAL SECURITY NO.                 PERSONNEL NO.
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

To: Avaya Global Stock Plans
Rm: 2a14
150 Allen Road
Liberty Corner, New Jersey 07938
U.S.A.
Facsimile Number: +1 908 607 5270

     Any option holder desiring to tender options for exchange should complete and return to us this letter of transmittal and the restricted stock unit award agreement, either (1) by going on the web site maintained for this offer (www.aststockplan.com), which we call the offer web site, completing the information requested in the table below, and following the instructions provided in the offer web site to elect using the offer web site or (2) by printing this letter, completing the information requested in the table below, signing this letter and sending this letter by regular mail, overnight mail or hand delivery to Avaya Global Stock Plans at the address listed above or by facsimile to the number listed above.

You are not required to tender any or all of your options. However, if you elect to participate in this exchange with respect to ANY options, you must tender ALL options that were issued to you as part of the same grant.

By checking the box in the far right column, I hereby tender all the options of the particular grant described below:

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     GRANT DATE OF OPTION                                  TOTAL NUMBER OF         CHECK THE BOX IF YOU
         (MM/DD/YYYY)              GRANT PRICE           SHARES UNDER OPTIONS     WISH TO TENDER OPTIONS
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

YOU ALSO MUST RETURN TO US THE RESTRICTED STOCK UNIT AWARD AGREEMENT. NO LETTER OF TRANSMITTAL WILL BE ACCEPTED UNLESS THE RESTRICTED STOCK UNIT AWARD AGREEMENT IS RETURNED TO US IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS LETTER OF TRANSMITTAL.

     If you complete and deliver this letter of transmittal electronically on the offer web site, you will be directed to review the restricted stock unit award agreement. After you indicate that you have read and agree to accept the terms of the restricted stock unit award agreement, you will be asked to confirm the options to be tendered by you. You will receive by
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electronic mail a confirmation of receipt that will list the number of Eligible
Options that you have tendered. You will also be able to print a confirmation directly from the offer web site after you have confirmed your tender.

     If you complete and deliver this letter of transmittal by regular mail, overnight mail, hand delivery or facsimile, you must include a manually completed and executed restricted stock unit award agreement together with this letter. We recommend that you keep a copy of your completed letter of transmittal and restricted stock unit award agreement. You will receive by electronic mail a confirmation of receipt.

                            ------------------------

TO: AVAYA INC.:

     By completion and delivery of this letter of transmittal, you hereby tender to Avaya Inc., a Delaware corporation, the options to purchase shares of common stock of Avaya described above pursuant to our offer to exchange such options for restricted stock units, upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 26, 2001, receipt of which is hereby acknowledged, and in this letter of transmittal (which together constitute the "offer").

     Subject to, and effective upon, acceptance for exchange of the options tendered herewith in accordance with the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), you hereby sell, assign and transfer to, or upon the order of, us all right, title and interest in and to all the options that are being tendered hereby. You acknowledge that we have advised you to consult with your own personal advisors as to the consequences of participating or not participating in the offer. You agree that this letter of transmittal is an amendment to your option agreement(s).

     You hereby represent and warrant that you have full power and authority to tender the options tendered herewith and that, when and to the extent the same are accepted for exchange by us, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. You will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange of the options tendered hereby.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive your death or incapacity, and any obligation of you hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except by delivery of a notice of withdrawal prior to the expiration of the offer as stated in the Offer to Exchange, this tender is irrevocable.

     By execution hereof, you understand that tenders of options pursuant to the procedures described in Section 3 of the Offer to Exchange and in the instructions hereto will constitute your acceptance of the terms and conditions of the offer. Our acceptance for exchange of options tendered pursuant to the offer will constitute a binding agreement between you and us upon the terms and subject to the conditions of the offer. You acknowledge that the restricted stock units that you will receive are subject to forfeiture and other restrictions, including, without limitation, restrictions on sale, transfer, assignment, pledge or other encumbrances or dispositions, until such time as the restricted stock units shall vest and the restrictions shall lapse in the manner set forth in the new restricted stock unit award agreement between you and us.

     We are making this offer upon the terms and subject to the conditions described in this offer. The offer is not conditioned upon a minimum number of options of any class being exchanged. The offer is subject to conditions that we describe in Section 6 of the Offer to Exchange.

     YOU UNDERSTAND THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK WILL VARY FROM TIME TO TIME AFTER THE OFFER EXPIRES AT 11:59 P.M., NEW YORK TIME, ON THE EXPIRATION DATE, SUCH THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK COULD AT SOME TIME IN THE FUTURE EXCEED THE EXERCISE PRICE OF THE OPTIONS. BY TENDERING THE OPTIONS, YOU AGREE TO HOLD US HARMLESS FOR ANY PERCEIVED LOSS AS A RESULT OF THE VARIANCE IN THE PUBLIC TRADING PRICE OF COMMON STOCK FROM TIME TO TIME AFTER EXPIRATION OF THE OFFER.

     You recognize that, under certain circumstances set forth in the Offer to Exchange, we may terminate or amend the offer. In any such event, you understand that if the options tendered herewith are not accepted for exchange, they will be retained by you.

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     This offer is not being made to, nor will any tender of options be accepted from or on behalf of, option holders in any jurisdiction in which the making of this offer or the acceptance of any tender of options would not be in compliance with the laws of such jurisdiction. However, we may, in our sole discretion, take such action as we may deem necessary for us to make this offer to option holders in such jurisdiction.

     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THE OFFER TO EXCHANGE OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THE OFFER TO EXCHANGE OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR GIVES ANY INFORMATION OR REPRESENTATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, INFORMATION OR AUTHORIZATION AS HAVING BEEN AUTHORIZED BY US.

     By delivery and/or execution hereof, you acknowledge that you have read, understand, and agree to all the terms of the offer.

                            ------------------------

     If you are completing this letter of transmittal on the offer web site, your indication on the offer web site that you have read and agree to accept the terms of this letter will constitute execution of this letter. If you are completing this letter of transmittal and sending this letter by regular mail, overnight mail or hand delivery to the address set forth above or by facsimile to the number set forth above, please sign and date in the space provided below.

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SIGNATURE OF OWNER

DATE:________________________, 2001

     If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this letter of transmittal.

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SIGNATURE OF REPRESENTATIVE

Name:
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Title:
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DATE:________________________ , 2001

Capacity:
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Address:
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       (Please include ZIP code)

Telephone No. (with area code):
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Tax ID/ Social Security No.:
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       INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery; Notice of Withdrawal. Any option holder desiring to tender options for exchange should complete and return to us this letter of transmittal and the restricted stock unit award agreement, either (1) by going on the offer web site maintained (www.aststockplan.com), completing the information requested in the table on the first page hereof and following the instructions provided in the offer web site to elect using the offer web site or (2) by printing this letter, completing the information requested in the table on the first page hereof, signing this letter and sending this letter by regular mail, overnight mail or hand delivery to Avaya Global Stock Plans at the address listed above or by facsimile to the number listed above.

     Tenders of options made pursuant to the offer may be withdrawn at any time prior to the expiration date. If you wish to withdraw your options, you must either (1) withdraw the tendered options electronically on the offer web site or
(2) deliver the notice of withdrawal by regular mail, overnight delivery or hand delivery to the address set forth above or by facsimile to the number set forth above before the expiration date.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING LETTERS OF TRANSMITTAL, IS AT THE ELECTION AND RISK OF THE TENDERING OPTION HOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURE YOUR PACKAGE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. IF YOU DELIVER THE LETTER OF TRANSMITTAL ELECTRONICALLY ON THE OFFER WEB SITE, WE RECOMMEND THAT YOU CONFIRM THAT YOU HAVE RECEIVED A CONFIRMATION OF RECEIPT; IF YOU DO NOT RECEIVE A CONFIRMATION OF RECEIPT PLEASE CALL A REPRESENTATIVE OF AST STOCKPLAN AT 1-888-980-6456 (U.S.) OR +1-212-659-2200 (OUTSIDE THE U.S.) TO RECEIVE A CONFIRMATION.

     2. Inadequate Space. If you are completing a printed version of this letter of transmittal and the space provided herein is inadequate, the information requested by the first table in this letter of transmittal regarding which options are to be tendered should be provided on a separate schedule attached hereto.

     3. No Partial Tenders. YOU ARE NOT REQUIRED TO TENDER ANY OR ALL OF YOUR OPTIONS. HOWEVER, IF YOU ELECT TO PARTICIPATE IN THIS EXCHANGE WITH RESPECT TO ANY OPTIONS, YOU MUST TENDER ALL OPTIONS THAT WERE ISSUED TO YOU AS PART OF THE SAME GRANT.

     4. Signatures On This Letter Of Transmittal. If you are completing a printed version of this letter of transmittal, the signature(s) on this letter must correspond with the name(s) as written on the face of the option agreement(s) without alteration or any change whatsoever. If any of the options to be tendered are held of record by two or more persons, all such persons must sign this letter of transmittal.

     If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this letter of transmittal.

     5. Requests For Assistance. For management employees and former Octel employees, any questions or requests for assistance may be directed to SalomonSmithBarney at 1-888-287-4273 (U.S.) or +1-212-615-7164 (outside the U.S.). For executive employees and former employees of an acquired company (other than Octel), any questions or requests for assistance may be directed to PaineWebber at 1-888-584-7268 (U.S.) or +1-860-727-1515 (outside the U.S.). For assistance with the offer web site, you may contact a representative of AST Stock Plan, a consulting group that assists us with the management of our employment benefit plans, at 1-888-980-6456 (U.S.) or +1-212-659-2200 (outside the U.S.), or by email (support@aststockplan.com).

     6. Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to the number of shares subject to tendered options or retained options, and the validity, form, eligibility (including time of receipt) and acceptance of letters of transmittal, notices of withdrawal and restricted stock unit award agreements. Our determination of these matters will be final and binding on all parties. We may reject any letter of transmittal, notice of withdrawal, restricted stock unit award agreement or tendered options to the extent we determine that any of the foregoing were not properly delivered or to the extent that we determine it is unlawful to accept the returned options. As described in Section 6 of the Offer to Exchange, we will make a decision to either

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accept all the properly tendered options or to reject all properly tendered options on the business day immediately following the day this offer expires. We may waive any defect or irregularity in any letter of transmittal, notice of withdrawal or restricted stock unit award agreement with respect to any particular options or any particular option holder. No options will be properly tendered until all defects or irregularities have been cured by the option holder tendering the options or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any options, and no one will be liable for failing to give notice of any defects or irregularities.

     7. Important Tax Information.  U.S. taxpayers and residents should refer to
Section 13 of the Offer to Exchange which contains important tax information. Taxpayers outside the U.S. should refer to the offer web site which contains important tax information for certain countries.

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